UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 8, 2020

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders for Orbital Energy Group, Inc. (“The Company”) on December 8, 2020, the Company’s shareholders: (i) elected seven directors; (ii) ratified the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2020; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approved of the Company's 2020 incentive award plan. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of seven directors - each to a one-year term:

Nominee	For	Withheld	Broker Non-votes

William J. Clough	7,298,688	2,810,500	12,778,974

James F. O'Neil III	8,528,064	1,581,124	12,778,974

C. Stephen Cochennet	8,386,167	1,723,021	12,778,974

Sean P. Rooney	7,500,076	2,609,112	12,778,974

Paul D. White	7,487,829	2,621,359	12,778,974

Corey A. Lambrecht	7,408,096	2,701,092	12,778,974

Sarah Tucker	9,282,078	827,110	12,778,974

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2020:

For	Against	Abstain	Broker Non-votes
22,578,166	205,036	104,960	—

Proposal 3: Advisory vote on the Company’s executive compensation (Say-on-Pay):

For	Against	Abstain	Broker Non-votes
6,888,170	3,126,513	94,505	12,778,974

Proposal 4: To approve the adoption of the Orbital Energy Group, Inc. 2020 Incentive Award Plan:

For	Against	Abstain	Broker Non-votes
8,680,063	1,178,597	250,528	12,778,974

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 9th day of December 2020.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer